EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Numbers 33-4190, 33-41201, 333-00421 and 333-16637 of Isco, Inc. and subsidiaries on Form S-8 of our reports dated November 3, 2003 appearing in the Annual Report on Form 10-K of Isco, Inc. and subsidiaries for the year ended July 25, 2003.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
November 3, 2003

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